UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.

SKYSHOP LOGISTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SKYSHOP LOGISTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 15, 2011

To Our Stockholders:

WHAT:	Annual Meeting of Stockholders

WHEN:	July 15, 2011, at 10:00 A.M.

WHERE:	Principal Executive Offices of SkyShop Logistics, Inc.
7805 NW 15th Street
Miami, Florida 33126

WHY:	At this meeting, you will be asked to:

(1) Elect two director nominees;

(2) Ratify the appointment of Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(3) Transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

All stockholders of record at the close of business on May 20, 2011, will receive notice of, and be eligible to vote at, the Annual Meeting of Stockholders or any adjournment thereof. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the Annual Meeting may vote in person even if you have already voted via the telephone or over the Internet or returned a proxy card or voting instruction card.

By Order of the Board of Directors,

/s/ Albert P. Hernandez
Albert P. Hernandez
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on July 15, 2011

The Notice and Proxy Statement, our Annual Report on Form 10-K, and Letter to Stockholders are available at http://ir.stockpr.com/skyshoplogistics/proxy.

SKYSHOP LOGISTICS, INC.
7805 NW 15th Street
Miami, Florida 33126
 Telephone: (305) 599-1812

PROXY STATEMENT Annual Meeting of Stockholders To Be Held on July 15, 2011

GENERAL INFORMATION

You are invited to attend the 2011 Annual Meeting of Stockholders of SkyShop Logistics, Inc., and are entitled and requested to vote on the items of business described in this proxy statement.  Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares at the annual meeting.  In this proxy statement, we refer to the notice of the 2011 Annual Meeting of Stockholders, this proxy statement, our annual report to stockholders for the fiscal year ended December 31, 2010, and the proxy card or voting instruction form as our “proxy materials.”

In this proxy statement, the “Company,” “SkyShop,” “we,” “our,” or “us” all refer to SkyShop Logistics, Inc. We also refer to the Board of Directors of SkyShop Logistics, Inc. as the “Board.”

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive this proxy statement?

The Board seeks your proxy for use in voting at our Annual Meeting of Stockholders or at any postponements or adjournments of the annual meeting. The annual meeting will be held at the Company’s Executive Offices located at 7805 NW 15th Street, Miami, Florida 33126, on July 15, 2011, at 10:00 A.M.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Our Board of Directors is soliciting proxies for our 2011 Annual Meeting of Stockholders. Pursuant to rules adopted by the Securities and Exchange Commission we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or Notice, to most of our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or request a printed copy may be found in the Notice.

What is a proxy?

Giving us your proxy means that you authorize another person or persons to vote your shares at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in “street name” (i.e., in the name of the broker, bank or other nominee holding your shares), a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means the proxy card and the voting instruction form, unless otherwise indicated.

What is the difference between holding shares as a “record” holder and in “street name”?

●	Record Holders
If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder, you have the right to vote your shares in person or by proxy at the annual meeting.

●	Street Name Holders
If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the annual meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the meeting.

What am I voting on?

At the annual meeting, stockholders will vote on the:

(1)           Election of two director nominees;

(2)           Ratification of the appointment of Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(3)           Transaction of any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Who can vote and how do I vote?

Only holders of record of our common stock at the close of business on May 20, 2011, the record date, will receive notice of, and be entitled to vote at, our Annual Meeting. At the close of business on the record date, 126,844,223 shares of our common stock were outstanding and entitled to vote. Our common stock is our only class of outstanding voting securities.   If, on May 20, 2011, your shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., 3200 Cherry Creek Dr. So., Denver, Colorado 80209, Telephone: 303-282-4800, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy card to ensure your vote is counted.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have four options for submitting their votes:

●	via the Internet;

●	by phone;

●	by proxy using a proxy card that you may request or that we may elect to deliver at a later time; or

●	in person at the Annual Meeting with a proxy card/legal proxy.

If you have Internet access, we encourage you to record your vote on the Internet at www.proxyvote.com. It is convenient for you and it saves SkyShop significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the date of our Annual Meeting, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the Notice or the proxy card that you may request, or we may deliver at a later time, or, if applicable, the e-mail you received for electronic delivery of this Proxy Statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superceded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder a legal proxy issued in your name.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 126,844,223 shares outstanding and entitled to vote.  Thus, at least 63,422,112 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

What are the voting rights of the holders of our common stock?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder’s name, on each matter to be voted upon at the annual meeting.

What vote is required to approve each proposal?

Proposal No. 1, the election of two directors, requires a plurality of the votes cast to elect a director. The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” directors will affect the outcome. Withheld votes or broker non-votes, as described below, will not affect the outcome of the vote on Proposal No. 1.

Proposal No. 2, the ratification of the appointment of Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, requires that the number of votes cast “For” the proposal exceed the number of votes “Against” the proposal.

How are votes counted and how are abstentions and broker non-votes treated?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” votes, “Against” votes, abstentions, withheld votes and broker non-votes.

Votes withheld and abstentions are deemed as “present” at the annual meeting and are counted for quorum purposes, but will not be counted as votes cast in such matter in determining whether the required vote was received.

Brokers, banks and other nominees holding stock on behalf of the beneficial owners have discretionary voting power to vote the shares without receiving voting instructions from the owner on “routine” matters, but not on “non-routine” matters. A “broker non-vote” occurs when a broker does not receive instructions from a beneficial owner of shares as to how to vote shares on “non-routine” matters, but votes in its discretion on one or more “routine” matters. Broker non-votes will be counted for purposes of a quorum. Proposal No. 2 is considered a “routine” matter so this means that if you hold your shares through a broker, bank or other nominee (that is, in “street name”), and do not provide voting instructions by the tenth day before the annual meeting, the broker, bank or other nominee will have the discretion to vote your shares with respect to such matter.

State law and the articles of incorporation and bylaws of the Company are silent on the issue of how to treat abstentions and broker non-votes.

Who will bear the cost of soliciting proxies for the annual meeting?

We are soliciting proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders.   In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile or email by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians, and other similar parties.

How do I vote if I attend the annual meeting?

If you are a stockholder of record, you can attend the annual meeting and either submit your proxy beforehand or vote in person on any matters properly brought before the annual meeting. If you choose to attend the meeting, please bring proof of identification and, if you wish to vote at the meeting, the enclosed proxy card. If you wish to vote in person at our annual meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our annual meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the annual meeting, you will revoke any prior proxy you may have submitted.

What if I do not specify how my shares are to be voted on the proxy card?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

(1)          FOR the election of the two nominees for director proposed by the Board;

(2)          FOR the ratification of the appointment of Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(3)          If any other matter is properly presented at the meeting, the individuals named on your proxy card will vote your shares using their best judgment.

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

What does it mean if I receive more than one proxy card from SkyShop?

If you receive more than one proxy card from us or your broker, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Has the Board made a recommendation regarding the matters to be acted upon at the annual meeting?

Our Board recommends that you vote “FOR” the election of its two nominees for director and the ratification of the appointment of Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Can I change my vote?

Yes. You may revoke your proxy by doing any of the following:

  (1)         You may send a written notice that you are revoking your proxy to our Chief Executive Officer at the address indicated below, so long as it is received prior to the annual meeting.

  (2)         You may submit another properly completed proxy card with a later date to the Company, so long as it is received prior to the annual meeting.

  (3)         You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Any written notice of revocation, or later dated proxy card, should be delivered to:

SkyShop Logistics, Inc.
7805 NW 15th Street
Miami, Florida 33126
Attention: Albert P. Hernandez, Chief Executive Officer

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the 3rd quarter of 2011 ending September 30, 2011.

PROPOSAL 1:  ELECTION OF DIRECTORS

Proposal

Our Board currently consists of six members, two of whom have been nominated for re-election at this year’s annual meeting.  Albert P. Hernandez and A.J. Hernandez are nominated hereby as Class III directors and hold office until the annual meeting of stockholders in 2014; Harold Gassenheimer and John Nolan are Class II directors and hold office until the annual meeting of stockholders in 2013; and Michael Margolies and Menachem Kranz are Class I directors and hold office until the annual meeting of stockholders in 2012.  All directors are elected for three year terms.

The Board recommends you vote FOR both of the nominees, whose biographies are set forth below (Item 1 on the proxy card).

The Nominating and Governance Committee has nominated Albert P. Hernandez and A.J. Hernandez for election as directors at the annual meeting. Unless otherwise directed, the proxy holder will vote the proxies received by him/her for the nominees named above. If any nominee is unable or declines to serve as a director at the annual meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. Each director elected at the annual meeting will hold office until the next annual meeting at which the class of directors to which such director is a member is up for election, or until such director’s earlier resignation or incapacity and his or her successor is elected and qualified.  Directors are elected by a plurality of the votes cast.

Nominee Biographies

Albert P. Hernandez has served as the Chief Executive Officer and Chairman of the Board of the Company since its inception. Prior to that time, from 2002 to March 2008, he served as the Chief Executive Officer of SkyPostal, Inc. From 1972 to 2002 he served in various executive positions with companies in the logistics business, including SkyCourier Network which was sold to Airborne Express in 1988 and SkyNet Worldwide Express which was sold to a division of Lan Chile Airlines in 2001. Mr. Hernandez has BBA in Accounting and MBA in finance from Iona College, New Rochelle, New York.

A.J. Hernandez has served as the Chief Operating Officer of the Company since its inception and as the Chief Financial Officer since December 2008. From 2001 until March 2008 he served as the Chief Operating Officer of SkyPostal, Inc. From 1993 to 2001 he served in executive positions with SkyBox Services, Inc., a company providing a U.S. address facility to enable upscale Latin American residents to receive mail, catalogues and Internet purchases via a mail warehouse facility in Miami, Florida. A.J. Hernandez is the son of Albert P. Hernandez. Mr. Hernandez has an MBA in International Business from Florida International University, Miami, Florida.

Vote Required and Board Recommendation

Directors are elected by plurality vote, meaning that the two persons receiving the most votes at the meeting, assuming a quorum is present, are elected as directors of the Company. Any nominee that is a current director who is not elected by plurality vote will tender his/her resignation to the Board, and the Board will act on such resignation as described above.   Our Board recommends that the stockholders vote “FOR” Albert P. Hernandez and A.J. Hernandez to serve on the Board (Item 1 on the proxy card).

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Biographies and Other Information

Set forth below are our directors and executive officers, their ages, their positions with the Company, their business experience during the past five years or more, and additional biographical data.

Name	Age	Position	Director Since	Serves Until
Albert P. Hernandez	62	Chairman and Chief Executive Officer	2008	2011
A.J. Hernandez	40	Chief Financial and Chief Operating Officer	2008	2011
E. Harold “Hal” Gassenheimer	72	Director	2010	2013
John Nolan	62	Director	2010	2013
Michael Margolies	51	Director	2010	2012
Menachem Kranz	35	Director	2010	2012

Information with respect to Albert and A.J. Hernandez appear under the caption “Nominee Biographies,” above.

E. Harold “Hal” Gassenheimer brings over 30 years of financial and general management experience to the Company’s Board of Directors.  Mr. Gassenheimer obtained his MBA from the Harvard School of Business and began his career at ExxonMobil where he served 23 years in various executive positions developing expertise in international tax, legal and accounting matters.  Since ExxonMobil, Mr. Gassenheimer has participated as a partner with responsibility for finance in several large real estate development projects where he arranged debt financing and handled reporting requirements with banks.   He was the Treasurer of Cunard Line Limited and Seabourn Cruise Line, a division of Carnival Corporation for three years where he rebuilt the controls, systems and procedures for cash management.  Following that, Mr. Gassenheimer served as CFO for Avalon Research Group until its successful sale in 2005. Since then he has served as CFO of Reefbreak Management, a hedge fund, and COO of MAMC, Inc., a mortgage servicer.  Hal is currently the CFO of Littlebanc, an investment firm.

Menachem Kranz has worked for over a decade in the securities and finance industry, most recently as Vice President in the PIPEs practice at Ladenburg Thalmann & Co. Prior to joining Ladenburg, Mr. Kranz leveraged his extensive contacts and relationships within the hedge and mutual fund communities in a variety of contexts, including as a hybrid trader with RBC Capital Markets and a Senior Vice President of institutional research sales at Avalon Research Group Inc. where he was instrumental in the rapid growth and development of the firm. Mr. Kranz’s educational background, Rabbinical College of America, laid the foundation for sound analytical minded process and affability.

Michael Margolies has over 25 years of investment banking experience. Mr. Margolies was a Managing Director of Ladenburg Thalmann & Co., Inc. where he led the firm’s PIPE practice. Mr. Margolies founded and served as CEO of independent research provider, Avalon Research Group Inc., from 1995 through its sale in 2004. With over 100 hedge fund and mutual fund clients, Avalon was a top rated independent research firm and founding member of Investorside Research Association, a non-profit trade association of investment research providers not engaging in investment banking. Prior to founding Avalon, Mr. Margolies managed long/short discretionary accounts for M.A. Berman & Co., a boutique money management and brokerage firm with more than $500 million under management. In the eighties to early nineties, Mr. Margolies managed discretionary accounts as a Senior V.P. and Limited Partner at Oppenheimer and Company in New York. Mr. Margolies is currently Chief Executive Officer at Littlebanc, a boutique investment banking firm.

John Nolan, former Deputy Postmaster General, has significant executive experience in both the government and private sectors.  He is currently a board member for Streamlite, a business to consumer lightweight package delivery service in the U.S..  He serves as senior advisor to All Vision and Western Union. John served as Deputy Postmaster General for just over five years ending in mid 2005, one of the most challenging yet successful periods for the U.S.P.S.  He began his postal career as a management intern and quickly rose through the ranks to become Regional General Manager for Delivery, Regional Director for Customer Services, and Postmaster/General Manager of the world’s largest post office, New York City.  From 1989 to 2000 he was recruited to run the operations of Tritech, a print/fulfillment/lettershop/proxy services company within Merrill Lynch.  In addition to his corporate work, John serves on the board of several nonprofit organizations including the Smithsonian National Postal Museum, the Envelope Manufacturers Foundation, Washington & Lee University’s Shepherd Poverty Program and St. Columba Episcopal Church.  He also offers pro bono consulting services to nonprofits in the Washington DC area for board improvement.  John’s undergraduate degree is from Washington & Lee University and he also attended Harvard Business School’s Program for Management Development.

CORPORATE GOVERNANCE

Director Nominations

The Company has a Nominating and Governance Committee.  The Committee’s charter is available on our website at www.skyshoplogistics.com.

The Board will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail to the Company at 7805 NW 15th Street, Miami, Florida 33126, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of the common stock of the Company beneficially owned (as defined by Section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders pursuant to Section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residence) of the stockholder making the recommendation  and the number of shares of the common stock of the Company beneficially owned (as defined by Section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation.  The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.  Stockholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Board will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee.  The Board believes that a nominee recommended for a position on the Company’s Board must have an appropriate mix of director qualifications and skills.  For a proposed board member, the Board will in the first instance consider the independence of the proposed member and the appropriate size of the board and then the qualifications of the proposed member.  Qualifications of a prospective nominee that may be considered by the Board include:

●	Personal integrity and high ethical character;
●	Professional excellence;
●	Accountability and responsiveness;
●	Absence of conflicts of interest;
●	Fresh intellectual perspectives and ideas; and
●	Relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

The Company did not receive, as of April 30, 2011, any recommended nominee from any stockholder.

Board of Directors and Committees

Board Meetings.  During fiscal year 2010, the Board held 12 meetings. Each director attended at least 92% of the aggregate number of meetings of the Board and meetings held by all committees of the Board on which such director served.  The Company has a policy requiring each of its directors to attend the annual meeting every year, unless extenuating circumstances prevent their attendance.  All directors attended the 2010 Annual Meeting of Stockholders.

Stockholder Communications with Board of Directors.  Stockholders wishing to communicate with the Board or any of its members may send a written communication to us, care of our Secretary, at the address of our principal executive offices. Our Secretary will forward the communication to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal, or harassing, in which case our Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Committees.  In addition to the Nominating and Governance Committee, the Company has an Audit Committee and a Compensation Committee.  Our Audit Committee is chaired by Hal Gassenheimer and includes Michael Margolies and Menachem Kranz, who are all independent and non-executive directors. Our Compensation Committee is chaired by Michael Margolies and includes Hal Gassenheimer and John Nolan, who are all independent and non-executive directors. Our Nominating and Governance Committee is chaired by Menachem Kranz and includes Hal Gassenheimer and John Nolan, both of whom are independent and non-executive directors, and Albert P. Hernandez, who is not independent.

Audit Committee and Committee Report.  The Board has adopted a Charter to govern the operations of its Audit Committee.  A current copy of this Charter is available on our website at www.skyshoplogistics.com.  The Board has determined that Hal Gassenheimer meets the definition of a “audit committee financial expert” as defined in Item 401(d)(5)(ii) of Regulation S-K.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements to be included in the Company’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards.  Also, the committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters described in the written disclosures and letter required to be furnished by the independent auditors in accordance with the applicable requirements of the Public Company Accounting Oversight Board.

The committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The committee meets with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The committee held 4 meetings during the year ended December 31, 2010.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board (and the Board has approved) that the audited financial statements prepared by the independent auditors be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission (“SEC”).

Director Independence.  Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to be guided by the rules of the NYSE Amex Equities (AMEX). Our Board will also consult with counsel to ensure that the Board’s determinations are consistent with AMEX rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. The AMEX listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently, we satisfy the “independent director” requirements of the AMEX, which require that a majority of a Company’s directors be independent.  All of our directors are independent, except for Albert P. Hernandez and A.J. Hernandez.

Board Leadership Structure and Role in Risk Oversight.

Albert P. Hernandez serves as the Chief Executive Officer of the Company as well as the Chairman of the Board.

Hal Gassenheimer has been appointed as the Lead Independent Director to the Board.  Mr. Gassenheimer’s role is to ensure that the Board functions independently of management of the Company and other non-Independent Directors.  Mr. Gassenheimer reviews items of importance for consideration by the Board with Albert P. Hernandez as Chairman of the Board and Chief Executive Officer of the Company.  Mr. Gassenheimer leads regularly scheduled meetings of the Independent Directors for which management is not present and represents such Directors in discussions with management of the Company on corporate governance issues and other matters.  The Company has determined that its leadership structure is appropriate based on the size of the Company and the nature of its business.

The Board recognizes the importance of establishing procedures to ensure the effective and independent operation of the Board and has implemented policies in furtherance of such goals.  The Board has complete access to management of the Company,   requires timely and accurate reporting from management and regularly reviews the quality of management’s reports.  Albert P. Hernandez, as Chairman of the Board, monitors the nature and timeliness of information requested by and provided by management to the Board to determine if the Board can be more effective in identifying problems and opportunities for the Company.  In addition, individual directors and the Board committees may engage external advisors at the Company’s expense in appropriate circumstances.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee is authorized to determine and approve, or make recommendations to our Board of Directors with respect to, the compensation of our Chief Executive Officer and other executive officers and grant or recommend the grant of stock-based compensation to our Chief Executive Officer and other executive officers under our 2007 Stock Plan. The Compensation Committee from time to time makes recommendations regarding the compensation of employees who are not executive officers.

The compensation program for our executive officers consists primarily of base salary, performance-based incentive compensation, and long-term incentives in the form of stock-based compensation, including stock options, restricted stock, restricted stock units, and other long-term equity incentives. Our executive officers also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our Company. We consider each element of compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation for our executive officers.

Our philosophy is to pay base salaries to our executive officers at levels that enable us to attract, motivate, and retain highly qualified executives. We annually establish a performance-based incentive compensation program designed to reward individuals for performance based primarily on our financial results as well as the achievement of corporate and individual objectives that contribute to our long-term goal of building stockholder value. Our stock-based compensation is intended to result in limited rewards if the price of our common stock does not appreciate or does not appreciate above certain levels, but may provide substantial rewards to our executive officers (as well as to our stockholders in general) if our stock appreciates or appreciates above certain levels. Our stock-based compensation is also intended to align the interests of our executive officers with those of our stockholders and to align compensation with the price performance of our common stock. Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. As a result of our performance-based philosophy to compensation, compensation levels may vary from year-to-year and among our various executive officers. In general, we expect the compensation level of our Chief Executive Officer to be higher than that of our other executive officers, assuming relatively equal achievement of individual performance goals, since our compensation policies set our base salaries, incentive compensation, and stock-based compensation after reviewing those of comparable companies, which generally compensate the chief executive officers at higher levels because of their roles and their importance to overall Company success.

The Compensation Committee generally recommends base salary levels for executive officers of our Company at the beginning of each fiscal year and recommends incentive compensation at the end of each fiscal year based upon the performance of our Company and our executive officers.

Goals

The goals of our executive compensation program are as follows:

•	to attract, motivate, and retain highly qualified executives;

•	to reflect our Company’s culture and approach to total rewards, which includes benefits, work environment, and development opportunities;

•	to reflect our philosophy of pay-for-performance;

•	to provide a rational and consistent approach to compensation, which is understood by senior leadership;

•	to align compensation to the interests of our Company as a whole and its stockholders; and

•	to recognize corporate stewardship and fiscal responsibility.

Code of Ethics

We adopted a Code of Conduct and Ethics that applies to all officers, directors and employees of our Company on June 9, 2008.

EXECUTIVE OFFICERS

The following table sets forth information concerning the Executive Officers of the Company.

Name of Executive Officer	Age	Position(s) with SkyShop	Officer Since

Albert P. Hernandez	62	Chairman, Chief Executive Officer	2008
A.J. Hernandez	40	Chief Operating Officer and Chief Financial Officer	2008

The business experience during the past five years of our Executive Officers is described above under “Additional Information about the Board of Directors.”

Albert P. Hernandez is the father of A.J. Hernandez, other than that relationship, there are no family relationships among any of our executive officers or directors.

Employment Agreements

Albert P. Hernandez

On May 17, 2010, the Company entered into an employment agreement with Mr. Albert P. Hernandez, the Chief Executive Officer. His employment agreement has an initial term of three years from the effective date. Mr. Hernandez currently receives a base salary of $130,000, subject to annual increases at the discretion of the Board of Directors. During the period of employment, Mr. Hernandez will also be entitled to additional benefits, including reimbursement of business expenses, paid vacation, an automobile allowance, a telephone allowance, life insurance and participation in other company benefit plans or programs that may be available to other executives or employees of our company.

A.J. Hernandez

On May 17, 2010, the Company entered into an employment agreement with Mr. A.J. Hernandez, the Chief Financial and Chief Operating Officer. His employment agreement has an initial term of three years from the effective date. Mr. Hernandez currently receives a base salary of $130,000, subject to annual increases at the discretion of the Board of Directors, During the period of employment, Mr. Hernandez will also be entitled to additional benefits, including reimbursement of business expenses, paid vacation, an automobile allowance, a telephone allowance and participation in other company benefit plans or programs that may be available to other executives or employees of our company.

Compensation of Executive Officers

					All Other
				Stock	Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)	Awards($)	($)(1)	Total ($)
Albert P. Hernandez	2010	$153,899	$0	$0	$26,925	$180,824
Chief Executive Officer	2009	$206,730	$0	$0	$30,636	$237,366
and Chairman of the Board	2008	$198,338	$0	$430,696	$0	$629,034

A.J. Hernandez	2010	$144,745	$0	$0	$20,959	$165,704
Chief Operating and	2009	$185,616	$0	$0	$17,178	$202,794
Financial Officer	2008	$159,339	$0	$391,121	$0	$550,460

Chris Weber	2010	$87,000	$0	$0	$1,515	$88,515
Director of European	2009	$102,000	$0	$0	$3,935	$105,935
Operations and Director	2008	$102,000	$0	$0	$0	$102,000
on the Board of Directors

Clement Harary (2)	2010	$0	$0	$0	$0	$0
Chief Financial Officer	2009	$0	$0	$0	$0	$0
	2008	$109,138	$0	$50,000	$0	$159,138

Michael Knorr (2)	2010	$0	$0	$0	$0	$0
Executive Vice President	2009	$0	$0	$0	$0	$0
	2008	$127,138	$0	$50,000	$0	$177,138

Andres D. Hernandez	2010	$75,000	$0	$0	$6,000	$81,000
Director Worldwide Operations	2009	$75,000	$0	$0	$6,000	$81,000
	2008	$74,137	$0	$48,839	$0	$122,976

(1) (2)
All Other Compensation includes expenses paid on behalf of the named executive officers for health insurance, life insurance, transportation and certain other personal expenses.

Resigned December 2008.

Director Compensation

The Director compensation for 2010 is shown below.
Director	Fees earned or paid in cash		Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Albert P. Hernandez (1)	$—		$—	$—	$—	$—	$—	$—
A.J. Hernandez (1)	—		—	—	—	—	—	—
E. Harold “Hal” Gassenheimer	20,000	(2)	39,000	—	—	—	—	59,000
John Nolan	3,000	(2)	39,000	—	—	—	—	42,000
Michael Margolies	—		39,000	—	—	—	—	39,000
Menachem Kranz	—		39,000	—	—	—	—	39,000
Christian J. Weber (1)	—		—	—	—	—	—	—
Mathijs van Houweninge	—		—	—	—	—	—	—
S. David Fineman	—		—	—	—	—	—	—
Florian M. Schuhbauer	—		—	—	—	—	—	—
Jose Misrahi	30,000		—	—	—	—	—	30,000

(1)	Compensation for these individuals is included in the executive compensation table above.
(2)
These payments are pursuant to consulting agreements signed by each of Mr. Gassenheimer and Mr. Nolan for services that are outside of the scope of the responsibilities of these individuals as members of the Company’s board of directors.

The Director compensation for 2009 is shown below.

Director	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Albert P. Hernandez	$—	$—	$—	$—	$—	$—	$—
A.J. Hernandez	—	—	—	—	—	—	—
Christian J. Weber	—	—	—	—	—	—	—
Mathijs van Houweninge	—	—	—	—	—	45,192	45,192
S. David Fineman	17,000	—	—	—	—	—	17,000
Florian M. Schuhbauer	—	—	—	—	—	—	—
Jose Misrahi	$22,500	$—	$—	$—	$—	$—	$22,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreement with Hal Gassenheimer
In July 2010, the Company entered into agreement with Mr. Gassenheimer for international management and financial services.  The agreement provides for a monthly retainer of $4,000 to be paid to Mr. Gassenheimer and may be terminated by either party at any time.

Investment Banking Agreement
An entity affiliated with Messrs. Margolies, Gassenheimer and Kranz provided investment banking services to the Company related to the May 2010 issuance of convertible debt and warrants, and has a consulting relationship with the Company.  The affiliated entity received a convertible note in the amount of $316,400 and warrants to purchase 1,265,600 shares of common stock at $0.15 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of copies of reports filed with the SEC, the Company believes that during fiscal 2010, and through the date of this report, certain of its directors did not timely file all of the reports required to be filed by them under Section 16(a) of the Securities Exchange Act of 1934.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES

ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In addition to appointing Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm for the Company’s 2011 fiscal year, the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting.  One or more representatives of Morrison, Brown, Argiz & Farra, LLC, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or otherwise.  However, the Board is submitting the appointment of Morrison, Brown, Argiz & Farra, LLC, to stockholders for ratification as a matter of good corporate practice.  If stockholders fail to ratify the appointment, the Board will reconsider whether to retain that firm.  Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted for the ratification of the appointment of Morrison, Brown, Argiz & Farra, LLC, as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2011.

During the two most recent fiscal years and through March 31, 2011, the Company did not consult with Morrison, Brown, Argiz & Farra, LLC, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Morrison, Brown, Argiz & Farra, LLC, concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K or the related instructions thereto) or a reportable event (as defined in Item 304 (a)(1)(v) of Regulation S-K).

Independent Auditor Fees

The firm of Morrison, Brown, Argiz and Farra, LLC (“MBAF”), an independent registered public accounting firm, has served as our auditors for the fiscal years ended December 31, 2010 and 2009.

The following table presents fees for professional audit services rendered by MBAF for the audit of our annual consolidated financial statements and fees billed for other services for the years ended December 31, 2010 and 2009.

Services	2010	2009
Fees for annual audit and quarterly reviews	$85,000	$110,000
Review of SEC filings	-	10,000
Tax and other matters	-	9,200
Total	$85,000	$129,200

Audit Committee Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting auditor compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MORRISON, BROWN, ARGIZ & FARRA, LLC, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011.

The affirmative vote of the majority of votes cast is required to ratify the Board’s appointment of the Company’s independent registered public accounting firm.

PRINCIPAL SHAREHOLDERS

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth as of May 20, 2011, certain information regarding the beneficial ownership of our outstanding common stock by (i) each person known to us to beneficially own more than 5% of our common stock, (ii) each Named Executive Officer, (iii) each of our Directors and (iv) all of such Directors and officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the common shares owned by them.

	Beneficial Ownership
Name and Address (1)	Shares	%
Directors and Named Executive Officers
Albert P. Hernandez	4,585,821	3.62%
A.J. Hernandez	4,611,658	3.64%
E. Harold “Hal” Gassenheimer (2)	300,000	0.24%
John Nolan (2)	300,000	0.24%
Michael Margolies (2)	300,000	0.24%
Menachem Kranz (2)	300,000	0.24%
All current executive officers and directors as a group (6 persons)	10,397,479	8.20%

Beneficial Owners of More than 5%
Cede & Co	15,342,766	12.10%
Holston Investments, BVI	7,626,780	6.01%

(1)	The address of all Directors is care of the Company at the address shown on the cover of this filing.
(2)	These shares have been issued subject to vesting of 100,000 shares on each of August 16, 2011, 2012, and 2013.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Shareholder proposals which are intended to be presented by such shareholders at the Company’s 2012 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at the Company’s principal executive offices no later than March 1, 2012, in order to be considered for inclusion in the Proxy Statement and form of proxy relating to the meeting.

SOLICITATION OF PROXIES

The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company.  In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by officers of the Company or its subsidiaries. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to proxy materials from, beneficial owners.

OTHER MATTERS

Our Board of Directors is not aware of any business to be conducted at the Annual Meeting of Shareholders other than the proposals described in this Proxy Statement.  Should any other matter requiring a vote of the shareholders arise, the persons named in the accompanying proxy card will vote in accordance with their best judgment.  A copy of our 2010 Annual Report on Form 10-K, including financial statements, as filed with the Securities and Exchange Commission is available on the Corporation’s website at http://ir.stockpr.com/skyshoplogistics/proxy and on the Securities and Exchange Commission’s website at www.sec.gov. Copies may be obtained without charge upon written request to A.J. Hernandez, Chief Financial Officer, at 7805 NW 15th Street, Miami, Florida 33126.

              By Order of the Board of Directors,

              /s/ Albert P. Hernandez
              Chairman of the Board, Chief Executive Officer

PROXY CARD

SKYSHOP LOGISTICS, INC.
7805 NW 15th Street
Miami, FL 33126

THIS PROXY IS SUBMITTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Albert P. Hernandez as Proxy, with the power to appoint his substitute, and hereby authorizes to vote as designated below, all shares of common stock of SkyShop Logistics, Inc., held of record by the undersigned on May 20, 2011, at the Annual Meeting of Shareholders to be held on July 15, 2011, or any adjournment thereof.

1.           ELECTION OF DIRECTORS

Albert P. Hernandez	☐ FOR	A.J. Hernandez	☐ FOR
	☐ AGAINST		☐ AGAINST
	☐ ABSTAIN		☐ ABSTAIN

(INSTRUCTION: To withhold authority for an individual nominee write that nominee’s name in the space provided below.)

              _________________________________________________________________________________________________________

2.           RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

__________ FOR          __________ AGAINST          __________ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments of the meeting.  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR the director nominee, and FOR Proposal 2.

Please sign exactly as your name appears on your certificate.  When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized office.  If a partnership, please sign in partnership name by authorized person.

Dated: __________________________, 2011	Number of shares held: ________________________

_________________________________________	____________________________________________
Please type or print your name(s)	Signature

_________________________________________	____________________________________________
Please type or print your name(s)	Signature

If you have had a change of Address, please print or type your new address in the lines below.

_________________________________________	PLEASE COMPLETE, SIGN, DATE AND RETURN
_________________________________________	THIS PROXY PROMPTLY USING THE
_________________________________________	ENCLOSED ENVELOPE.